Exhibit 99.1

Patriot National Reports Record Fee Income, Adjusted EBITDA, Adjusted Earnings and Operating Cash Flow for the Third Quarter of 2015, Driven by Organic Growth and Successful Acquisition Integration

FORT LAUDERDALE, FL., November 9, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of technology and outsourcing solutions to the insurance industry, today announced its financial results for the third quarter ended September 30, 2015.

Financial Summary

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014[1]	Change	2015	2014[1]	Change
Total Revenues	$58,523	$45,469	28.7%	$148,848	$77,019	93.3%
Total Fee Income	$58,532	$31,433	86.2%	$148,912	$62,485	138.3%
Organic	$45,398	$31,433	44.4%	$127,240	$62,485	103.6%
Acquisitions	$13,134	—	n/a	$21,672	—	n/a
Net Income (Loss)	$3,788	$16,902	-77.6%	$(8)	$12,807	-100.1%
Earnings (Loss) per diluted share	$0.14	$0.46	-69.6%	$(0.00)	$0.65	-100.0%
Adjusted EBITDA	$14,629	$8,421	73.7%	$36,838	$17,334	112.5%
Adjusted EBITDA margins	25.0%	26.8%		24.7%	27.7%
Adjusted Earnings	$6,388	$3,043	109.9%	$15,714	$2,867	448.1%
Adjusted Earnings per diluted share	$0.23	$0.17	35.3%	$0.60	$0.18	233.3%
Operating Cash Flow	$10,751	$(3,688)	n/a	$29,748	$1,069	2682.8%

[1]	Total Revenues, Net Income (Loss) and Earnings (Loss) per diluted share for the three months ended September 30, 2014 include a non-recurring gain on investments of $14.0 million and a decrease in the fair value of warrants of $8.8 million. Total Revenues, Net Income (Loss) and Earnings (Loss) per diluted share for the nine-months ended September 30, 2014 include a non-recurring gain on investments of $14.0 million and a decrease in the fair value of warrants of $2.3 million. These items are eliminated in calculating Adjusted EBITDA, Adjusted EBITDA margins, Adjusted Earnings and Adjusted Earnings per diluted share for those periods.

Recent Developments:

•	Patriot Technology Solutions’ InsuranceExpert platform chosen to replace and modernize Missouri Employers Mutual’s current technology systems

•	Added 16th turnkey carrier relationship during the third quarter

-more-

Patriot National, Inc.

Management Commentary

“Our record third quarter results reflect solid execution across all of our business lines. We delivered very strong organic growth driven by our success in expanding relationships with insurance carriers, employers and agencies, and the successful onboarding of acquisitions made earlier this year,” said Steven M. Mariano, Chief Executive Officer of Patriot National.

“During the third quarter of 2015, fee income increased 86.2% to a record $58.5 million from $31.4 million for the third quarter a year ago. Organic fee income grew to $45.4 million, up 44.4% compared to the third quarter of 2014, driven primarily by the addition of new carriers, deepening relationships with current carrier partners and additional flow of business from insurance agencies. Adjusted EBITDA grew to a record $14.6 million up from $8.4 million for the third quarter ended September 30, 2014.

“In addition, our strong performance year-to-date reflects solid execution of both our organic and acquisition growth strategies. For the nine months ended September 30, 2015, fee income grew to $148.9 million, up 138.3% compared to $62.5 million for the corresponding prior-year period, primarily driven by organic fee income of $127.2 million, which grew 103.6% compared to the nine months ended September 30, 2014. For the nine months ended September 30, 2015, Adjusted EBITDA grew to $36.8 million up from $17.3 million for the nine months ended September 30, 2014.

“A key driver of our organic growth is our expanded carrier relationships. Since our IPO in January, we have grown our carrier relationships to 124 from 17, and we see a significant opportunity to further penetrate these carrier relationships. For example, since the IPO, we’ve increased the number of turnkey carriers to 16 from four. We continue to cross-sell our broadened service offering to our base of 108 non-turnkey carriers and increase revenue with our turnkey partners.

“Importantly, the overwhelming majority of upfront investments related to bringing these carriers on board is now behind us. This sets the stage for accelerated growth and profitability as we capitalize on cross-selling opportunities across this large base of carriers at minimal incremental cost. We believe our investment in onboarding this large group of carriers is an important component of achieving adjusted EBITDA margins above 30% over the next three to five years.

“In addition to organic growth, over the past ten months, we have acquired and seamlessly integrated 16 companies and we are just beginning to realize the cross-selling benefits of our acquisition strategy. In August, we closed the acquisition of GlobalHR, which brought us pre-employment background screening, and we’ve already begun the process of cross-selling these services through our network of more than 3,200 agencies.

“Patriot Technology Solutions has begun to sell our SaaS-based workers’ compensation insurance platform to carriers previously unaffiliated with Patriot National, and we are ahead of schedule in executing our technology roadmap. Since our acquisition of Vikaran Solutions, we have signed Missouri Employers Mutual, the largest writer of workers’ compensation in the state of Missouri.”

“Since our IPO, we have focused on leveraging our experience in workers’ compensation to expand into other mandatory services for employers, such as self-funded health plans and employee pre-screening. Today, we are uniquely positioned both as a leading outsourced services provider to the property and casualty industry and as a preferred provider of mandatory services to employers.”

Mariano added, “I am very proud of our Patriot National team. We’ve executed above and beyond the goals we set at the time of our initial public offering in January. Today, we work with 124 carriers, our distribution spans more than 3,200 agencies and we provide services to more than 27,000 employers.”

Patriot National, Inc.

Operating Results

Three Months Ended September 30, 2015

Total revenues were $58.5 million for the third quarter of 2015, compared with $45.5 million in the third quarter of 2014. Total fee income was $58.5 million for the third quarter of 2015, an increase of 86.2% compared with $31.4 million in the third quarter of 2014. The increase in fee income during the third quarter of 2015 was primarily due to an increase in customer relationships and an expanded number of service offerings. Organic fee income of $45.4 million grew 44.4% year-over-year.

Fee income from related party was 40% this quarter compared to 43% in the prior quarter and the Company is on track to achieve its goal of reducing fee income from related party to less than 20% by March 31, 2016.

Total expenses for the third quarter of 2015 were $53.3 million, compared with $19.4 million in the third quarter of 2014. The increase was largely attributable to the acquisitions closed during the nine months ended September 30, 2015.

Third quarter 2015 GAAP net income was $3.8 million, or $0.14 per diluted share, compared with net income of $16.9 million, or $0.46 per diluted share, in the third quarter of 2014. Adjusted earnings for the third quarter of 2015 were $6.4 million, or $0.23 per diluted share, compared with Adjusted earnings of $3.0 million, or $0.17 per share, in the third quarter of 2014. Patriot National defines Adjusted earnings or loss and Adjusted earnings or loss per share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs, severance expense and gain on disposal of fixed assets.

Adjusted EBITDA for the third quarter of 2015 was $14.6 million, compared to Adjusted EBITDA of $8.4 million for the third quarter of 2014. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs, acquisition costs, severance expense and gain on disposal of fixed assets. The increase in Adjusted EBITDA for the third quarter of 2015 was largely attributable to a combination of organic growth and the Company’s acquisitions closed during the nine months ended September 30, 2015.

Operating Cash Flow for the third quarter of 2015 was $10.8 million, compared to Operating Cash Flow of ($3.7 million) for the third quarter of 2014. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures.

Nine Months Ended September 30, 2015

Total revenues were $148.8 million for the nine months ended 2015, compared with $77.0 million in the same period a year ago. Total fee income was $148.9 million for the nine months ended September 30, 2015, an increase of 138.3% compared to $62.5 million for the corresponding prior-year period. The increase in fee income during the nine months ended 2015 was primarily due to an increase in customer relationships and expanded number of service offerings. Organic fee income of $127.2 million grew 103.6% year-over-year.

Patriot National, Inc.

Total expenses for the nine months ended September 30, 2015 were $150.5 million, compared with $53.7 million in the corresponding prior-year period. The increase was largely attributable to the acquisitions closed during the nine months ended September 30, 2015.

For the nine months ended September 30, 2015, GAAP net loss was $8,000 or ($0.00) per share, compared with net income of $12.8 million, or $0.65 per diluted share, for the nine months ended September 30, 2014. Adjusted earnings for the nine months ended September 30, 2015 were $15.7 million, or $0.60 per diluted share, compared with Adjusted earnings of $2.9 million, or $0.18 per diluted share, in the prior-year period.

For the nine months ended September 30, 2015, Adjusted EBITDA grew to $36.8 million up from $17.3 million for the nine months ended September 30, 2014. The increase in Adjusted EBITDA for the nine months ended September 30, 2015 was largely attributable to a combination of organic growth and the Company’s acquisitions closed during the nine months ended September 30, 2015.

Operating Cash Flow for the nine months ended September 30, 2015 was $29.7 million, compared to Operating Cash Flow of $1.1 million for the same period a year ago.

Balance Sheet and Liquidity

At September 30, 2015, the Company had liquidity of $47.6 million, comprised of $18.5 million in cash on hand and $29.1 million available under the revolving credit facility. Additionally, the Company’s credit facility provides for an incremental $50 million term loan through an accordion feature.

At September 30, 2015, the Company had total debt of $121.5 million compared with $88.4 million last quarter. The Company’s leverage ratio, comprised of total debt to trailing 12 months Adjusted EBITDA (including the proforma effect from acquisitions), was 2.3x.

Outlook for 2015 and 2016 Financial Guidance

For the full year ending December 31, 2015 and 2016, respectively, Patriot National currently expects the following financial results.

(millions)	2015	2016
	Range	Range
Total Fee Income[1]	$206 - $209	$280 - $290
GAAP Net Income	$5 - $7	$31 - $33
Adjusted Earnings	$22 - $23	$34 - $36
Adjusted EBITDA	$53.5 - $54.5	$76 - $79
Operating Cash Flows	$42 - $44	$50 - $52

(1)	Total fee income includes the expected contribution from announced acquisitions through November 9, 2015, which are expected to contribute fee income of $29-$31 million in 2015 and $70-$72 million in 2016.

Patriot National, Inc.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Tuesday, November 10, 2015 at 9 a.m. Eastern Time, to discuss the results and answer questions.

•	Live conference call: 866-777-2509 (domestic) or 412-317-5413 (international)

•	Conference call replay available through November 24, 2015: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10075053

•	Live and archived webcast: ir.patnat.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10075053 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on November 10th.

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

Patriot National, Inc.

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or Adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

# # #

FINANCIAL TABLES TO FOLLOW

Patriot National, Inc.

Patriot National, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2015	2014	2015	2014
Revenues
Total Fee Income	$58,532	$31,433	$148,912	$62,485
Net investment income	49	76	85	496
Net realized gains (losses) on investments	(58)	13,960	(149)	14,038

Total Revenues	58,523	45,469	148,848	77,019

Expenses
Salaries and related expenses	21,549	9,726	53,782	17,907
Commission expense	8,173	5,891	25,556	9,491
Outsourced services	2,369	1,713	7,623	3,118
Other operating expenses	11,974	5,732	25,259	15,063
Acquisition costs	1,453	—	4,372	—
Interest expense	806	2,836	2,525	5,427
Depreciation and amortization	4,442	2,302	10,281	4,994
Stock compensation expense	2,586	—	8,791	—
Costs from debt payoff	—	—	13,681	—
Decrease in fair value of warrant redemption liability	—	(8,760)	(1,385)	(2,257)
Gain on disposal of fixed assets	(7)	—	(7)	—

Total Expenses	53,345	19,440	150,478	53,743

Net income (loss) before income tax expense	5,178	26,029	(1,630)	23,276
Income tax (benefit) expense	1,331	9,101	(1,733)	10,401

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	3,847	16,928	103	12,875
Net income attributable to non-controlling interest in subsidiary	59	26	111	68

Net Income (Loss)	$3,788	$16,902	$(8)	$12,807

Earnings (Loss) Per Common Share
Basic	$0.14	$1.03	$(0.00)	$0.85
Diluted	0.14	0.46	(0.00)	0.65

Weighted Average Common Shares
Basic	26,802	16,368	26,006	14,981
Diluted	27,940	17,551	26,006	16,183

Patriot National, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

In thousands	September 30, 2015	December 31, 2014
Assets
Current Assets
Cash	$15,209	$4,251
Short term investments	3,249	—

Total cash and investments	18,458	4,251
Restricted cash	16,289	6,923
Fee income receivable	13,372	1,942
Fee income receivable from related party	22,141	11,988
Net receivable from related parties	152	1,773
Deferred costs for initial public offering	—	2,682
Income taxes receivable	3,224	—
Other current assets	2,207	430

Total current assets	75,843	29,989
Fixed assets, net of depreciation	4,798	1,879
Deferred loan fees	2,343	5,911
Goodwill	119,408	61,493
Intangible assets	78,935	32,988
Other long term assets	11,557	9,842

Total Assets	$292,884	$142,102

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$10,781	$8,515
Net advanced claims reimbursements	7,040	6,803
Net payables to related parties	—	—
Income taxes payable	—	11,548
Current earn-out payable	10,235	—
Accounts payable, accrued expenses and other liabilities	38,921	15,027
Deferred purchase consideration	16,831	—
Revolver borrowings outstanding	10,832	—
Current portion of notes payable	5,500	15,782
Current portion of capital lease obligation	2,409	2,332

Total current liabilities	102,549	60,007
Earn-out payable	1,827	—
Notes payable	102,375	95,039
Capital lease obligation	417	2,438
Deferred tax liability	—	—
Warrant redemption liability	—	12,879

Total liabilities	207,168	170,363

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	85,950	(27,916)
Less non-controlling interest	(234)	(345)

Total Stockholders’ Equity (Deficit)	85,716	(28,261)

Total Liabilities and Stockholders’ Equity (Deficit)	$292,884	$142,102

Patriot National, Inc.

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2015	2014	2015	2014
Total Fee Income	$58,532	$31,433	$148,912	$62,485
Adjusted EBITDA	$14,629	$8,421	$36,838	$17,334
Adjusted EBITDA margins	25.0%	26.8%	24.7%	27.7%
Operating Cash Flow	$10,751	$(3,688)	$29,748	$1,069
Gross Reference Premiums (1)	$126,038	$89,283	$347,660	$257,819
Reference Premiums Written (2)	$126,958	$95,845	$333,008	$277,941
Adjusted Earnings	$6,388	$3,043	$15,714	$2,867
Adjusted Earnings Per Common Share
Basic	$0.24	$0.19	$0.60	$0.19
Diluted	$0.23	$0.17	$0.60	$0.18

(1)	Gross Reference Premiums represent the aggregate premium, grossed up for large deductible credits, produced by us for our insurance carrier clients
(2)	Reference Premiums Written represents the aggregate premium written with respect to business produced for Guarantee Insurance Company and the aggregate collected premium for all other insurance carrier clients, grossed up for large deductible credits, produced by us for our insurance carrier clients

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$3,788	$16,902	$(8)	$12,807
Income tax (benefit) expense	1,331	9,101	(1,733)	10,401
Interest expense	806	2,836	2,525	5,427
Depreciation and amortization	4,442	2,302	10,281	4,994

EBITDA	10,367	31,141	11,065	33,629
Decrease in fair value of warrant redemption liability	—	(8,760)	(1,385)	(2,257)
Costs from debt payoff	—	—	13,681	—
Net realized (gains) losses on investments	58	(13,960)	149	(14,038)
Stock compensation expense	2,586	—	8,791	—
Acquisition costs	1,453	—	4,372	—
Severance expense	172	—	172	—
Gain on disposal of fixed assets	(7)	—	(7)	—

Adjusted EBITDA	$14,629	$8,421	$36,838	$17,334

Calculation of Adjusted EBITDA margins:
Total Fee Income	$58,532	$31,433	$148,912	$62,485
Adjusted EBITDA	$14,629	$8,421	$36,838	$17,334

Adjusted EBITDA margins	25.0%	26.8%	24.7%	27.7%

Patriot National, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$3,788	$16,902	$(8)	$12,807
Increase (Decrease) in fair value of warrant redemption liability	—	(8,760)	(1,385)	(2,257)
Costs from debt payoff	—	—	13,681	—
Net realized (gains) losses on investments	58	(13,960)	149	(14,038)
Stock compensation expense	2,586	—	8,791	—
Acquisition costs	1,453	—	4,372	—
Severance expense	172	—	172	—
Gain on disposal of fixed assets	(7)	—	(7)	—
Income tax effect related to reconciling items	(1,662)	8,861	(10,051)	6,355

Adjusted Earnings	$6,388	$3,043	$15,714	$2,867

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$0.24	$0.19	$0.60	$0.19
Diluted	0.23	0.17	0.60	0.18

Weighted Average Common Shares Outsanding
Basic	26,802	16,368	26,006	14,981
Diluted	27,940	17,551	26,388	16,183

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$3,788	$16,902	$(8)	$12,807
Income tax (benefit) expense	1,331	9,101	(1,733)	10,401
Interest expense	806	2,836	2,525	5,427
Depreciation and amortization	4,442	2,302	10,281	4,994

EBITDA	10,367	31,141	11,065	33,629
Decrease in fair value of warrant redemption liability	—	(8,760)	(1,385)	(2,257)
Costs from debt payoff	—	—	13,681	—
Net realized (gains) losses on investments	58	(13,960)	149	(14,038)
Stock compensation expense	2,586	—	8,791	—
Acquisition costs	1,453	—	4,372	—
Severance expense	172	—	172	—
Gain on disposal of fixed assets	(7)	—	(7)	—

Adjusted EBITDA	14,629	8,421	36,838	17,334

Less: Income tax expense	(1,331)	(9,101)	—	(10,401)
Less: Interest expense	(806)	(2,836)	(2,525)	(5,427)
Less: Purchase of fixed assets and other long-term assets	(1,741)	(172)	(4,565)	(437)

Operating Cash Flow (1)	$10,751	$(3,688)	$29,748	$1,069

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures